                            SCHEDULE 14A INFORMATION

                                Proxy Statement
            Pursuant to Section 14(a) of the Securities Exchange Act
                         of 1934 (Amendment No. ______)

Filed by the Registrant [x] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [x] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CHICAGO PIZZA & BREWERY, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)                                 Date                         Filed:

                          CHICAGO PIZZA & BREWERY, INC.
                        26131 Marguerite Parkway, Suite A
                         Mission Viejo, California 92692

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          T0 BE HELD SEPTEMBER 28, 1999

TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Chicago Pizza & Brewery, Inc. (the "Annual Meeting") will be held at the "BJ's Pizza, Grill & Brewery" restaurant located at 600 Brea Mall Drive, Brea, California 92621 on September 28, 1999 at 9:30 a.m. Pacific Time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

          (1) To elect eight members to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualify.

          (2) To amend the 1996 Stock Option Plan to increase the total number of shares available under the plan and to increase the limit on the number of shares which may be granted per person in any year.

          (3) To ratify the appointment of PricewaterhouseCoopers L.L.P. as independent accountants for the fiscal year ending December 31, 1999.

          (4) To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on August 9, 1999, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

         All shareholders are invited to attend the Annual Meeting in person.


                                           By Order of the Board of Directors

                                           Paul Motenko
                                           CO-CHIEF EXECUTIVE OFFICER

Mission Viejo, California
September 1, 1999



--------------------------------------------------------------------------------
                                    IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                          CHICAGO PIZZA & BREWERY, INC.
                        26131 Marguerite Parkway, Suite A
                         Mission Viejo, California 92692

                                 (949) 367-8616

-------------------------------------------------------------------------------

                                 PROXY STATEMENT

-------------------------------------------------------------------------------

                      Approximate date proxy material first
                     sent to shareholders: September 1, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Chicago Pizza & Brewery, Inc. (the "Company") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") and adjournments thereof to be held on September 28, 1999 at the Company's "BJ's Pizza, Grill & Brewery" restaurant located at 600 Brea Mall Drive, Brea, California 92621, at 9:30 a.m., Pacific Time.

         Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all eight of the nominee-directors specified herein, FOR approval of the amendment of the Company's 1996 Stock Option Plan (the "1996 Plan") and FOR the ratification of the selection of PricewaterhouseCoopers L.L.P. as the Company's independent public accountants for fiscal year 1999, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph but will not be separately compensated for such solicitation services.

         Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

                           SHAREHOLDERS' VOTING RIGHTS

         Only holders of record of the Company's Common Stock, no par value ("Common Stock"), at the close of business on August 9, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 7,658,321 shares of Common Stock outstanding, with one vote per share.

         With respect to election of directors, assuming a quorum is present, the eight candidates receiving the highest number of votes are elected. See "Nomination and Election of Directors." To approve the amendment of the 1996 Plan and to ratify the appointment of PricewaterhouseCoopers L.L.P., assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock.

         Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to amend the 1996 Plan and to ratify the selection of PricewaterhouseCoopers L.L.P. will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of the proposal not to equal or exceed a majority of the quorum required for the Annual Meeting.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (a) each director of the Company, (b) each executive officer identified in the Summary Compensation Table, (c) all executive officers and directors of the Company as a group and (d) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock.

                                                                  SHARES BENEFICIALLY OWNED(1)
-------------------------------------------------------------------------------------------------
                                                                NUMBER
NAME AND ADDRESS (2)                                          OF SHARES    PERCENTAGE OF CLASS(3)
--------------------                                          ---------    ----------------------
NON-AFFILIATED SHAREHOLDERS:

ASSI, Inc..............................................      2,206,500 (4)         28.81%
   5075 Spyglass Hill Dr.
   Las Vegas, NV 89122
Norton Herrick.........................................        700,000 (5)          9.14%
   2295 Corporate Blvd., Northwest
   Boca Raton, FL 33431

OFFICERS AND DIRECTORS:

Paul A. Motenko........................................        680,357              8.88%
Jeremiah J.  Hennessy..................................        661,357              8.64%
Ernest T. Klinger......................................        270,000 (6)          3.41%
Alexander M. Puchner...................................         75,000 (7)          0.97%
Barry J. Grumman.......................................         80,000 (8)         10.39%
Stanley B. Schneider ..................................         65,000 (9)          0.84%
R.Dean Gerrie..........................................         25,000 (10)         0.33%
Mark James.............................................            0                   0%
Allyn Burroughs........................................            0                   0%
All directors and executive officers as a group
  (9 persons)..........................................      1,866,714             22.90%

(1) The persons named in the table, to the Company's knowledge, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) The address of the officers and directors of the Company is at the Company's principal executive offices at 26131

         Marguerite Parkway, Suite A, Mission Viejo, California 92692.

(3) Shares of Common Stock which a person had the right to acquire within 60 days are deemed outstanding in calculating the percentage ownership of the person, but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any warrants or options issued by the Company which are not exercisable within 60 days from the date hereof.


(4) Consists of 2,206,500 shares held of record by ASSI, Inc., a Nevada corporation that is owned and controlled by Louis Habash whose address is the same as that of ASSI, Inc..

(5) Consists of 185,000 shares of Common Stock and 515,000 Special Warrants held by Norton Herrick, exercisable for $5.50 per share and expiring on April 8, 2002. See "Certain Relationships and Related Transactions."

(6) Consists of 30,000 shares of Common Stock issued as an independent director and 240,000 shares of stock issued pursuant to the employment agreement described elsewhere, all subject to options which are exercisable currently or within 60 days.

(7) Consists of 75,000 shares of Common Stock subject to options which are exercisable currently or within 60 days.


(8) Consists of 10,000 shares of Common Stock which are held in a Professional Corporation Money Purchase Plan of which Mr. Grumman is the beneficiary and 30,000 shares of Common Stock held in a joint account by Mr. and Mrs. Barry Grumman, and 40,000 shares of Common Stock subject to options which are exercisable currently or within 60 days.


(9) Includes 40,000 shares of Common Stock subject to options which are exercisable currently or within 60 days.


(10) Includes 25,000 shares of Common Stock subject to options which are exercisable currently or within 60 days.




                      NOMINATION AND ELECTION OF DIRECTORS
                         (PROPOSAL NO. 1 ON PROXY CARD)

         The Company's directors are to be elected at each annual meeting of shareholders. At this Annual Meeting, eight directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Annual Meeting set forth in the table below are all recommended by and all currently serve as members of the Board of Directors of the Company. In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

         The eight nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as the Company's directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

         The following table sets forth certain information concerning the nominees for election as directors:

NOMINEE                             PRINCIPAL OCCUPATION                                         AGE
Paul A. Motenko                     Co-Chairman of the Board, Co- Chief Executive Officer,       44
                                    Vice President and Secretary of the Company

Jeremiah J. Hennessy                Co-Chairman of the Board, Co-Chief Executive Officer         40
                                    and Chief Operating Officer of the Company


Ernest T. Klinger                   Co-Chairman of the Board, President                          64
                                    and Chief Financial Officer of the Company

Alexander M. Puchner                Vice President of Brewing Operations of the Company          38

Barry J. Grumman                    Senior Partner in the Law Offices of Grumman                 48
                                    & Rockett

Stanley B. Schneider                Managing Partner of Gursey, Schneider & Co.                  63

Mark James                          Senior Partner in the Law Offices of James, Driggs, Walch,   39
                                    Santoro, Kearney, Johnston & Thompson, and a Nevada
                                    State Senator

Allyn Burroughs                     Chief Executive Officer of American Convenience Corp.        66

         PAUL A. MOTENKO has been Co-Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary of the Company since June 1999. Previously, since its inception in 1991, he was the Chief Executive Officer, Chairman of the Board, Vice President and Secretary of the Company. He is also Chairman of the Board and Secretary of Chicago Pizza Northwest, Inc., a Washington corporation and wholly owned subsidiary of the Company ("CPNI"). He is a certified public accountant and was a founding partner in the firm Motenko, Bachtelle & Hennessy from 1980 to 1991. In this capacity, Mr. Motenko provided accounting and consulting services to several restaurant companies, including BJ's Chicago Pizzeria. From 1976 to 1980, Mr. Motenko was employed as an accountant and consultant for several accounting firms, including Kenneth Leventhal and Company and Peat, Marwick, Main. Mr. Motenko graduated with high honors from the University of Illinois in 1976 with a Bachelor of Science in accounting.

         JEREMIAH J. HENNESSY has been Co-Chairman of the Board, Co-Chief Executive Officer and Chief Operating Officer of the Company since June 1999. Previously, since its inception in 1991, he was the President, Chief Operating Officer and a Director of the Company. During 1997 he was appointed the Chief Financial Officer of the Company. He is also Chief Executive Officer and a Director of CPNI. Mr. Hennessy is a certified public accountant and was a partner in the firm Motenko, Bachtelle & Hennessy from 1988 to 1991. His public accounting practice involved extensive work for food service and restaurant clientele. He served as a controller for a large Southern California construction company and has extensive background in construction and development. Mr. Hennessy has also worked in various aspects of the restaurant industry for Marie Callendar's and Knott's Berry Farm. Mr. Hennessy graduated Magna Cum Laude from National University in 1983 with a Bachelor of Science in accounting.

         ERNEST T. KLINGER has been Co-Chairman of the Board, President and Chief Financial Officer of the Company since June 1999 and has been a Director of the Company since April 23, 1997. Mr. Klinger was Chief Financial Officer and Vice President-Finance and Administration of Arden Group, Inc., which consists of thirteen supermarkets, including Gelson's and Mayfair, with a related distribution center, from 1983 until joining the Company in June, 1999. Mr. Klinger is a Certified Public Accountant, received a Bachelor of Laws from LaSalle University, Chicago, Illinois and a Bachelor of Business Administration from the University of Minnesota, Minneapolis.

         ALEXANDER M. PUCHNER is Vice President of Brewing Operations for the Company, having been appointed to such position in January 1996. From 1994 to 1995, Mr. Puchner served as brewmaster for Laguna Beach Brewing Co. and from 1993 to 1994 as brewmaster for the Huntington Beach Beer Co. From 1988 to 1993, Mr. Puchner served as Product Manager for Aviva Sports/Mattel Inc. and Marketing Research Manager for Mattel Inc. Mr. Puchner was awarded a silver medal in the strong ale category at the 1996 Great American Beer Festival for BJ's Jeremiah Red Ale. That was followed by a bronze medal in The American Pale Ale category in 1998 for BJ's Piranha Pale Ale. Other awards for BJ's beers include: a silver medal at the 1998 World Beer Cup and First Place awards at the California State Fair in both 1997 and 1998. Mr. Puchner has also earned over 40 awards as a homebrewer, including in 1991 and 1992 at the National Homebrew Competition. Mr. Puchner has been a nationally certified beer judge since 1990. Mr. Puchner received a Bachelor of Arts from Cornell University in 1983 and a Master of Business Administration degree from the University of Chicago in June 1986.

         STANLEY B. SCHNEIDER has been a Director of the Company since August 7, 1996. Mr. Schneider is a certified public accountant and founding member and the managing partner of Gursey, Schneider & Co. LLP, an independent public accounting firm founded in 1964 that specializes in general accounting services, litigation support, audits, tax consulting and compliance as well as business management and management advisory services. Mr. Schneider serves as a director of Perceptronics, Inc., a Woodland Hills, California based high-tech defense firm; Jerry's Famous Deli, Inc., a Los Angeles-based restaurant company, the Autry Museum of Western Heritage and P.A.T.H., an organization dedicated to helping the homeless in Los Angeles. Mr. Schneider obtained a Bachelor of Science in accounting from the University of California at Los Angeles in 1958.

         BARRY J. GRUMMAN was named a Director of the Company in November 1994. Mr. Grumman has been the Senior Partner in the Law Offices of Grumman & Rockett, a Newport Beach, California law firm specializing in civil litigation, since 1977. Mr. Grumman also has extensive experience as an investor in private companies and has invested in companies which have gone public.

         MARK JAMES received a B.S. in Political Science from Lewis & Clark College in 1981. He also served as a Senate Judiciary Committee intern for Senator Paul Laxalt of Nevada during 1981. In 1985, Mr. James earned a J.D. with High Distinction from the University of Arizona College of Law. In April, 1996, Mr. James and several partners joined to create the law firm of James, Driggs & Walch, which has now become the law firm of James, Driggs, Walch, Santoro, Kearney, Johnston & Thompson. Mr. James has an extensive practice in the areas of business litigation, water law and natural resources and environmental law. Previously, he was with the internationally prominent law firm of Baker & Botts the Las Vegas firm of Jolley, Urga, Wirth & Woodbury. In 1992, Mr. James was elected to the Nevada State Senate. He was selected to chair the Senate Judiciary Committee, the only freshman selected for the post since 1935. In 1994, he was re-elected and continues to serve as Senate Judiciary Committee chairman.

         ALLYN R. BURROUGHS is Chief Executive Officer and Chairman of the Board of American Convenience Corp.. For the past 15 years, Mr. Burroughs has served as an executive officer of various real estate and hotel development and management companies. He has participated in the investment, acquisition, development, sale and management of multi-family residential properties, shopping centers and office buildings in the western region of the United States. Most recently, Mr. Burroughs was Executive Vice President of NCA Management, Inc., a hotel management company where his responsibilities were senior hotel staffing, management information systems, sales, monitoring daily operations and cash management.

         The terms of all directors will expire at the next annual meeting of shareholders or when their successors are elected and qualified. The Board of Directors may fill interim vacancies of directors. Each officer is elected by, and serves at the discretion of, the Board of Directors, subject to the terms of any employment agreement. The Company agreed to grant to the representative of the underwriters (the "Representative") of the Company's initial public offering which closed October 15, 1996 (the "Offering"), for a period of five years following the Offering, the right to nominate from time to time one individual to be a director of the Company or to have an individual selected by the Representative attend all meetings of the

Board of Directors of the Company as a non-voting advisor. As of the Record Date, the Representative has waived its right to nominate a director.

SIGNIFICANT EMPLOYEES

         The following table sets forth certain information concerning certain significant employees of the Company.

NAME                                AGE                             POSITION
R. Dean Gerrie                      48                        Vice President Design & Marketing
Salvador A. Navarro                 44                        Director of Food and Beverage
Ramon David                         49                        President of Chicago Pizza Northwest, Inc.
Alan S. Rodomsky                    51                        Director of Northwest Operations
Peter N. Rogers                     41                        Director of Southern California Operations

         R. DEAN GERRIE has served as Vice President of Marketing and Design since January 1997. Previously, Mr. Gerrie served as President/Creative Director with Guzman Gerrie Advertising from 1980 to 1989 and as principal of Dean Gerrie Design, a corporate identity and marketing consultancy, from 1989 to 1997. Mr. Gerrie studied economics/business administration at the University of California, Berkeley, design at California State University, Long Beach and taught as an adjunct professor at the Southern California Institute of the Arts from 1994 to 1997.

         SALVADOR A. NAVARRO has served as the Director of Food and Beverage for the Company since 1995. He brings to his position more than 20 years of experience in the food and beverage industry. Before joining Chicago Pizza & Brewery, Mr. Navarro was Central Operations Manager for Knott's Berry Farm in Buena Park, CA. Prior to that, he spent 14 years as Director of Food and Beverage for Southwest Foods, Inc.'s Claim Jumper Restaurants. Mr. Navarro was instrumental in the expansion of BJ's menu.

         RAMON DAVID came to the Company in 1996 after 30 years of service with Pietro's Corporation, former owner and operator of Pietro's restaurants. The Company bought the Pietro's chain in 1995. Mr. David is the current President of Chicago Pizza Northwest, Inc., a Washington corporation and wholly owned subsidiary of the Company. He also serves as the Company's Director of Human Resources, the same post he held with Pietro's. Mr. David has a Bachelor's Degree from the University of Oregon and is certified as a senior professional in human resources.

         ALAN S. RODOMSKY, Director of Pacific Northwest operations, came to the Company in 1998 with more than 21 years of experience in the restaurant industry. Before joining the Company, Mr. Rodomsky was general manager for the 10,000 square foot Champps Americana restaurant and sportsbar in Irvine, California. There he oversaw a staff of 175 employees and 10 managers producing annual sales of more than $5.5 million. Mr. Rodomsky also has supervised 75 restaurants and 3 district managers as a Regional Manager for Subway restaurants, was a district manager for the casual dining Olga's Kitchen chain and began his career with Marriott's Roy Rogers concept. Mr. Rodomsky holds a Bachelor of Arts Degree from Northland College and has completed graduate work from the University of Miami.

         PETER N. ROGERS has been Director of Southern California Operations for Chicago Pizza & Brewery, Inc. since 1998. He has spent nearly two decades in the restaurant industry, starting out as a waiter at El Gato Gordo in Redlands, California. Mr. Rogers considers his ownership of the Match Point Bar and Grill in Redlands the best previous professional experience of his career. More recently, he served as regional manager for Country Harvest Restaurants, where he was responsible for six restaurants with annual sales of $12 million. Before Country Harvest, he was regional director of operations for Specialty Restaurants, overseeing eight restaurant concepts with annual sales of $26 million. Mr. Rogers has a Bachelor of Arts Degree in Business Administration from California State University San Bernardino.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                         AND CERTAIN COMMITTEES THEREOF

         The business of the Company's Board of Directors is conducted through full meetings of the Board, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

         The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent public accountants. The Audit Committee consists of Mr. Schneider and Mr. Grumman. Mr. Schneider is the Chairman of the Audit Committee. The Audit Committee held two meetings during the last fiscal year.

         The Stock Option Committee administers and determines appropriate awards under the Company's 1996 Stock Option Plan. The Stock Option Committee consists of Mr. Mark James and Mr. Barry Grumman. Mr. Grumman is the Chairman of the Stock Option Committee. The Stock Option Committee held no meetings during the last fiscal year.

         The board of Directors does not have a Nominating Committee.

         There were three meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the incumbent directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director.

COMPENSATION OF BOARD OF DIRECTORS

         The Company pays each non-employee director an annual fee of $1,000, plus $750 per board meeting attended in person, $400 per telephonic board meeting over 30 minutes, $200 per telephonic board meeting under 30 minutes, $500 per committee meeting in person, $300 per telephonic committee meeting over 30 minutes, and $100 per telephonic committee meeting under 30 minutes. In addition, the Company grants annual stock options to its non-employee directors for each year of service, exercisable for 10,000 shares of common stock.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning compensation of the four most highly compensated executive officers of the Company whose salary and bonus compensation was at least $100,000 in the fiscal year ended December 31, 1998, for the fiscal years ended December 31, 1998 and 1997:

                                            SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                ANNUAL COMPENSATION
                                                                                           Stock
                                                                        Other Annual       Option          All Other
   Name and Principal Position(1)      Year     Salary       Bonus     Compensation(2)    Grants(3)      Compensation
------------------------------------- -------- ---------- ------------ ---------------- -------------- -----------------
Paul A. Motenko                        1998     $141,900      $25,000                        -0-
Co-Chief Executive Officer, Vice       1997      137,975            0                        -0-
President, Secretary and               1996      127,077            0                        -0-
Co-Chairman of the Board

Jeremiah J. Hennessy                   1998     $141,900      $25,000                        -0-
Co-Chief Executive Officer, Chief      1997      137,975            0                        -0-
Operating Officer and Co-Chairman      1996      127,077            0                        -0-
of the Board

Ernest T. Klinger  (4)                 1998            0            0                        -0-
President, Chief Financial Officer     1997            0            0                        -0-
and Co-Chairman Of the Board           1996            0            0                        -0-

Dean Gerrie                            1998     $125,000           $0                      75,000
Vice President,  Design & Marketing    1997      125,000            0                        -0-
                                       1996            0            0                        -0-


---------------------------------------

(1) No other executive officer received salary and bonuses in excess of $100,000 in 1998 or 1997.

(2) Perquisites and other personal benefits did not in the aggregate equal or exceed the lesser of $50,000 for any named individual or 10 percent of the total of annual salary and bonus reported in this table for such person.

(3) Number of shares of the Company's common stock subject to stock options granted to the named indivdual.

(4) Mr. Klinger joined the Company on June 21, 1999 pursuant to the Employment Agreement described below.


OPTION GRANTS DURING 1998

         The following table sets forth information on grants of stock options pursuant to the Option Plan during the last fiscal year to the officers named in the Summary Compensation Table:

                        OPTION GRANTS IN FISCAL YEAR 1998

                                  INDIVIDUAL GRANTS


                                     % OF TOTAL                                      POTENTIAL REALIZABLE VALUE AT
                                     OPTIONS GRANTED                                 ASSUMED RATES OF STOCK APPRE-
                      OPTIONS        TO  EMPLOYEES        EXERCISE     EXPIRATION    CIATION FOR OPTION TERM(2)
    NAME             GRANTED(1)      IN 1998               PRICE         DATE            5%               10%
------------------   ----------     ----------------     --------     ------------  -------------    ---------------
R. Dean Gerrie       75,000             54.9              $1.88        01/27/08        95,236           224,718

(1) Options become exercisable as to one-third of the option shares one year after the date of grant and as to an additional one-third of the option shares each one-year interval thereafter.

(2) These columns represent hypothetical future values of the stock purchasable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five or ten percent compounded annual rate over the remaining term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the Proxy Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.


OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

         The following table sets forth information concerning stock options which were exercised during, or held at the end of fiscal 1998 by the officers named in the Summary Compensation Table:




                    OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                                  NUMBER OF
                                                           UNEXERCISED OPTIONS AT          VALUE OF UNEXERCISED
                                                            DECEMBER 31, 1998(1)         IN-THE-MONEY OPTIONS (2)
                                                        ------------------------------ -----------------------------
                              SHARES
                           ACQUIRED ON        VALUE                        UNEXER-                       UNEXER-
          NAME               EXERCISE       REALIZED      EXERCISABLE      CISABLE      EXERCISABLE      CISABLE
          ----               --------       --------      -----------      -------      -----------      -------
R. Dean Gerrie                  -0-            -0-            -0-          75,000           -0-            -0-

(1)      Shares of common stock.

(2) Value based on closing sale price of $1.34 per share on December 31, 1998.

EMPLOYMENT AGREEMENTS

         The Company entered into identical eight-year term employment agreements with Paul Motenko and Jeremiah J. Hennessy (sometimes referred to herein as the "Executives"), effective as of March 25, 1996. Pursuant to such agreements, Messrs. Motenko and Hennessy are each to receive annual cash compensation of $135,000, subject to escalation annually in accordance with the Consumer Price Index (the "CPI"). In addition, Messrs. Motenko and Hennessy's employment agreements entitle each of them to receive two annual bonuses based on the Company's financial performance, one for attainment of specified earnings before interest, amortization, depreciation and income taxes ("EBITDA"), and one for attainment of specified pre-tax income.

         The EBITDA bonus would entitle Messrs. Motenko and Hennessy each to receive the following amounts if the following EBITDA amounts are attained for each fiscal year during the term of their respective employment agreements:

                EBITDA                       Cumulative Cash Bonus
              $2,000,000                            $25,000
              $3,000,000                            $35,000
              $6,000,000                            $80,000
              $9,000,000                           $150,000

         The pre-tax income bonus would entitle each of Messrs. Motenko and Hennessy to receive the following amounts if the following pre-tax income amounts (as determined by the Company's independent public accountants in accordance with GAAP) are attained for each fiscal year during the term of their respective employment agreements, commencing with the fiscal year ending December 31, 1997.

                Pre-Tax
                Income                       Cumulative Cash Bonus
              $2,000,000                           $ 25,000
              $4,000,000                           $ 75,000
              $8,000,000                           $150,000

         The pre-tax income levels required to receive each bonus level for each fiscal year following the 1997 fiscal year are increased by 20% per year.

         The Company entered into a five year employment agreement with Ernest
T. Klinger (sometimes referred to as the "Executive") effective June 21, 1999. Pursuant to said agreement, Mr. Klinger is to receive annual cash compensation of $145,000, subject to escalation annually in accordance with the Consumer Price Index (the "CPI"). In addition, Mr. Klinger's employment agreement entitles him to receive two annual bonuses based on the Company's financial performance, one for attainment of specified earnings before interest, amortization, depreciation and income tax ("EBITDA"), and one for attainment of specified annual pre-tax income.

         The EBITDA bonus would entitle Mr. Klinger to receive the following amounts if the following EBITDA amounts are obtained for each fiscal year during the term of his employment agreement.

                EBITDA                        Cumulative Cash Bonus
              $2,000,000                           $25,000
              $3,000,000                           $35,000
              $6,000,000                           $80,000
              $9,000,000                           $150,000

         The pre-tax bonus would entitle Mr. Klinger to receive the following amounts if the following pre-tax amounts (as determined by the Company's independent public accountants in accordance with GAAP) are attained for each fiscal year during the term of his employment agreement commencing with the fiscal year ended December 31, 1999:

              Pre-Tax
              Income                          Cumulative Cash Bonus
              $ 2,880,000                            $25,000
              $ 5,760,000                            $75,000
              $11,520,000                            $150,000

         The pre-tax income levels required to receive each bonus level for each fiscal year following the 1999 fiscal year are increased by 20% per year.

         Pursuant to their respective employment agreements, Messrs. Motenko, Hennessy and Klinger are each entitled to certain other fringe benefits including use of a Company automobile or automobile allowance, life insurance coverage, disability insurance, family health insurance and the right to participate in the Company's customary executive benefit plans. Messrs. Motenko, Hennessy and Klinger's employment agreements further provide that following the voluntary or involuntary termination of their employment by the Company, each of them is entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. Upon the occurrence of any Termination Event (as hereinafter defined), the Company may terminate the employment agreements. If such termination occurs, Mr. Motenko, Mr. Hennessy or Mr. Klinger, as the case may be, will be entitled to receive all amounts payable by the Company under his respective employment agreement to the date of termination. If the Company terminates the employment agreement for a reason other than the occurrence of a Termination Event or if Mr. Motenko, Mr. Hennessy, or Mr. Klinger terminates the employment agreement because of a breach by the Company of its obligations thereunder or for Good Reason (as hereinafter defined), Mr. Motenko, Mr. Hennessy, or Mr. Klinger, as the case may be, will be entitled to receive any and all payments and benefits which would have been due to him by the Company up to and including March 24, 2004 or any extension thereof had he not been terminated and any and all damages resulting therefrom.

         "Termination Event" means any of the following: (i) the willful and continued failure by the Executive to substantially perform his duties under the Employment Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties; (ii) the Executive being convicted of a crime constituting a felony;
(iii) the Executive intentionally committing acts or failing to act, either of which involves willful malfeasance with the intent to maliciously harm the business of the Company; (iv) the Executive's willful violation of the confidentiality provisions under the Employment Agreement; or (v) death or physical or mental disability which results in the inability of the Executive to perform the required services for an aggregate of 180 calendar days during any period of 12 consecutive months. No act, or failure to act, on the Executive's part shall be considered "willful" unless intentionally done, or intentionally omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Termination Event shall not have been deemed to have occurred unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive conducted, or failed to conduct, himself in a manner set forth above in clauses (i)-(iv), and specifying the particulars thereof in detail.

         For purposes of the Employment Agreement, "Good Reason" shall mean (i) any removal of the Executive from, or any failure to re-elect the Executive to his current office except in connection with termination of the Executive's employment for disability; provided, however, that any removal of the Executive from, or any failure to re-elect the Executive to his current office (except in connection with termination of the Executive's employment for disability) shall not diminish or reduce the obligations of the Company to the Executive under the Employment Agreement; (ii) a reduction of ten percent (10%) or more in the Executive's then current base salary; (iii) any failure by the Company to comply with any of its obligations to the Executive under the Employment Agreement;
(iv) for any reason within 120 days following a Change of Control (as defined in the Employment Agreement); or (v) the failure of the Company to obtain the assumption of the Employment Agreement by any successor to the Company, as provided in the Employment Agreement.

REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors issues this report on executive compensation pursuant to Item 402 of Regulation S-K. This report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         THE COMPENSATION COMMITTEE. The Board of Directors, as a whole, functions as the Compensation Committee. Acting in that capacity, the Board administers the executive compensation plans, reviews programs and policies, and monitors the performance and compensation of executive officers and other key employees, except for Messrs. Paul Motenko, Jeremiah Hennessy and Ernest Klinger whose compensation is established under Employment Agreements dated March 25, 1996 as to Messrs. Motenko and Hennessy and dated June 21, 1999 as to Mr. Klinger, each as described above.

         As to executives and other key employees, other than Messrs. Motenko, Hennessy and Klinger, the Board established compensation designed to achieve an overall level of compensation which is competitive with other companies in the restaurant business in each geographical area in which the Company operates. The Company's compensation program consists of three main components; (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options. The bonus and long-term incentives constitute the "at risk" portion of the compensation program. The individual performance, responsibility and achievement of each executive involved along with the goals of the Company was used to establish each individuals compensation.

         It is anticipated that the Board of Directors will generally adhere to compensation policies which reflect the belief that (a) the Company must attract and retain individuals with outstanding ability and motivate and reward such individuals; (b) a portion of an executives compensation should be at risk based upon the executives performance and that of the Company; and (c) within these parameters, levels of compensation should generally be in line with that offered by comparable companies.


                                PERFORMANCE GRAPH


         Set forth below is a line graph comparing the cumulative total shareholder return on Common Stock against the cumulative return of the Standard & Poor 500 Stock Index and the Media General Restaurant Group Index for the period since the Company had its Initial Public Stock Offering on October 8, 1996. The graph assumes that $100 was invested at inception in the Common Stock and in each of the indices that all dividends were reinvested.



                     COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
                 COMANIES, PEER GROUPS, INDUSTRY INDEXED AND/OR BROAD MARKETS

                 --------------------FISCAL YEAR ENDING----------------------
COMPANY/INDEX/MARKET    10/09/1996   12/31/1996   12/31/1997   12/31/1998
Chicago Pizza Brw         100.00        83.33       25.00        22.40
Restaurants               100.00        95.42       98.16       133.67
S&P Composite             100.00       108.34      144.48       185.77


Note: Base price date is 10/09/1996

                       APPROVAL OF AMENDMENT TO 1996 STOCK
                                   OPTION PLAN
                         (PROPOSAL NO. 2 ON PROXY CARD)


                  The Board of Directors has unanimously approved and recommends to its stockholders the adoption of an amendment to the Company's 1996 Stock Option Plan (the "1996 Plan"). The proposed amendment would (a) increase the number of shares of Common Stock available for granting under the 1996 Plan from 600,000 to 1,200,000 and (b) would increase the current limit of shares which may be granted to any one person in any year from 250,000 shares to 500,000 shares.

                  The primary purpose of the amendment is to provide the Company with sufficient shares in the 1996 Plan allowing it flexibility to use the 1996 Plan to provide an incentive to existing personnel to continue employment with the Company and to allow the Company to use the 1996 Plan to recruit the talent necessary for the future well being of the Company.

1996 STOCK OPTION PLAN

         The Company has adopted a 1996 Stock Option Plan (the "1996 Plan"). The following summary of the 1996 Plan is qualified in its entirety by the form of Stock Option Plan previously filed.

         SUMMARY OF THE 1996 PLAN. The 1996 Plan empowers the Company to award or grant from time to time until May 31, 2006, to officers, directors, outside consultants and employees of the Company and its subsidiaries, Incentive and Non-Qualified Stock Options ("Options") authorized by the Stock Option Committee of the Board of Directors (the "Committee"), which will administer the 1996 Plan.

         ADMINISTRATION. The 1996 Plan will be administered by the Committee. The 1996 Plan provides that the Committee must consist of at least two directors of the Company who are "disinterested directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee has the sole authority to construe and interpret the 1996 Plan, to make rules and procedures relating to the implementation of the 1996 Plan, to select participants, to establish the terms and conditions of Options and to grant Options, with broad authority to delegate its responsibilities to others, except with respect to the selection for participation of and the granting of Options to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Members of the Committee will not be eligible to receive discretionary Options under the 1996 Plan. On or after August 15, 1996, the requirement that all members of the Board of Directors or the Committee be "disinterested persons" shall not apply. However, all members of the Committee must be "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission.

         ELIGIBILITY CONDITIONS. All employees (including officers) of the Company, its subsidiaries, non-employee directors and outside consultants are eligible to receive Options under the 1996 Plan. Non-employee directors and outside consultants are only eligible to receive Non-Qualified Stock Options under the 1996 Plan. Except for Non-Qualified Stock Options granted to non-employee directors, the selection of recipients of, and the nature and size of, Options granted under the 1996 Plan are wholly within the discretion of the Committee.

                  SHARES SUBJECT TO 1996 PLAN. The maximum number of shares of Common Stock in respect of which Options may be granted under the 1996
Plan (the "Plan Maximum") is 1,200,000, as increased by the Board of Directors in the recent amendment from 600,000. If any Options previously granted are forfeited, terminated, settled in cash or exchanged for other Options or expire unexercised, the shares of Common Stock previously subject to such Options shall again be available for further grants under the 1996 Plan. The shares of Common Stock which may be issued to participants in the 1996 Plan upon exercise of an Option may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. No fractional shares may be issued under the 1996 Plan. The maximum number of shares which can be granted to any one person in any year under the 1996 plan is 500,000 shares, as amended by the Board of Directors from 250,000 shares.

         The maximum numbers of shares of Common Stock issuable upon the exercise of Options granted under the 1996 Plan are subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the company.

         TRANSFERABILITY. No Option granted under the 1996 Plan, and no right or interest therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

         TERM, AMENDMENT AND TERMINATION. The 1996 Plan will terminate on May 31, 2006, except with respect to Options then outstanding. The Board of Directors of the Company may amend or terminate the 1996 Plan at any time, except that to the extent restricted by Rule 16b-3 promulgated under the Exchange Act, as amended and in effect from time to time (or any successor rule), the Board of Directors may not, without approval of the stockholders of the Company, make any amendment that would (1) increase the total number of shares available for issuance (except as permitted by the 1996 Plan to reflect changes in capital structure), (2) materially change the eligibility requirements, or (3) materially increase the benefits accruing to participants under the 1996 Plan.

         INCENTIVE STOCK OPTIONS. Options designated as Incentive Stock Options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), in an amount up to the Plan Maximum may be granted under the 1996 Plan. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any participant in the 1996 Plan during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). To the extent the fair market value of the shares for which options are designated as Incentive Stock Options that are first exercisable by any optionee during any calendar year exceed $100,000, the excess amount is treated as Non-Qualified Stock Options. Incentive Stock Options are exercisable for such period or periods, not in excess of ten years after the date of grant, as shall be determined by the Committee.

         NON-QUALIFIED STOCK OPTIONS. Non-Qualified Stock Options may be granted for such number of shares of Common Stock and will be exercisable for such period or periods as the Committee shall determine.

         OPTIONS TO NON-EMPLOYEE DIRECTORS. The 1996 Plan also provides for the grant of Options to non-employee directors of the Company without any action on the part of the Board or the Committee, only upon the terms and conditions set forth in the 1996 Plan. Each non-employee director shall automatically receive Non-Qualified Options to acquire 25,000 shares of Common Stock upon appointment, and shall receive Options to acquire an additional 10,000 shares of Common Stock for each additional year that the non-employee director continues to serve on the Board of Directors. Each Option shall become exercisable as to 50% of the shares of Common Stock subject to the Option on the first anniversary date of the grant and 50% on the second anniversary date of the grant, and will expire on the earlier of ten years from the date the Option was granted, upon expiration of the 1996 Plan or three months after the optionee ceases to be a director of the Company (one year if due to the director's death or disability). Each Option shall be subject to the other provisions of the 1996 Plan.

         OPTION EXERCISE PRICES. The exercise price of any Option granted under the 1996 Plan shall be at least 85% of the fair market value of the Common Stock on the date of grant, except that the exercise price of any Option granted to any participant in the 1996 Plan who owns in excess of 10% of the outstanding voting stock of the Company shall be 110% of the fair market value of the Common Stock on the date of the grant. The exercise price of any Incentive Stock Options shall be at least 100% of the fair market value on the date of grant. Fair market value per share of Common Stock shall be determined as the closing price per share on the last trading day if the Common Stock is listed on an established stock exchange, or as the average of the closing bid and asked prices per share if the Common Stock is quoted by the Nasdaq National Market, or as the amount determined in good faith by the Committee if the Common Stock is neither listed for trading on an exchange or quoted by the Nasdaq National Market.

         EXERCISE OF OPTIONS. Each option shall become exercisable according to the terms specified in the Option Agreement. No Option may be exercised, except as provided below, unless the holder thereof remains in the continuous employ or service of the Company. No Options shall be exercisable after the earlier of ten years from grant or three months after employment or service as a director of the Company or its subsidiary terminates (one year if such termination is due to the participant's death or disability). Options shall be exercisable upon the payment in full of the applicable option exercise price in cash or, if approved by the Committee, by instruction to a broker directing the broker to sell the Common Stock for which such Option is exercised and remit to the Company the aggregate exercise price of the Option or, in the discretion of the Committee, upon such terms as the Committee shall approve, in shares of the Common Stock then owned by the optionee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company and certain other officers, directors and holders of 5% or more of the shares of Common Stock of the Company have engaged in certain transactions as described below.
 .
CERTAIN OTHER TRANSACTIONS AND CONFLICTS OF INTEREST

         In March 1999, the Company sold, through a private placement, 1,250,000 shares of its Common Stock to ASSI, Inc. ("ASSI") in exchange for a cash payment of $1,000,000, the termination of each of two consulting agreements between the Company and ASSI, a release of any claims that ASSI and its affiliates may have had against the Company or its affiliates relating to the consulting agreements and prior investments by ASSI and its affiliates in the Company. In addition, ASSI agreed to the cancellation of 3.2 million special warrants owned by it. The shares sold by the Company to ASSI are subject to restrictions on resale including a right of first refusal in favor of the Company or its designees. As an additional part of the consideration for the common stock, ASSI and Louis Habash, the controlling shareholder of ASSI, agreed to finance or guarantee financing of potential future development projects of the company, subject to project pre-commitment approval, and agreed to cooperate in connection with any gaming or licensing applications or proceedings involving the Company. In connection with its investment, ASSI received certain demand and piggyback registration rights as well as a commitment from the Company to use its best efforts to have two of the Company's directors be persons designated by ASSI at each annual meeting of shareholders occurring prior to March 2002. Messrs. Mark James and Allyn Burroughs have been so designated by ASSI and are currently nominees for election. ASSI also received a commitment from Paul Motenko and Jeremiah Hennessy, the Company's then principal executive officers, to vote their shares of common stock in favor of ASSI's board nominees in certain circumstances. Such rights terminate at such time as ASSI and its affiliates no longer own at least 5 percent of the company's outstanding common stock.

         Management believes that the transactions with the officers and/or shareholders of the Company and their affiliates were made in terms no less favorable than would have occurred with unaffiliated third parties. The Company has adopted a policy not to engage in transactions with officers, directors, principal shareholders or affiliates of any of them unless such actions have been approved by a majority of the disinterested directors and are upon terms no less favorable to the Company than could be obtained from an unaffiliated third party in an arms length transaction.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors serves the function of a Compensation Committee for the Company. During the fiscal year ended December 31, 1998, the Board of Directors of the Company determined compensation for the executive officers of the Company. Messrs. Paul Motenko and Jeremiah Hennessy were executive officers and were on the Board of Directors in

1996 when the Employment Agreements between the Company and each of them were approved. Mr. Ernest T. Klinger became an executive officer of the Company on June 21, 1999 pursuant to the employment agreement described above and was a Board of Director when the Employment Agreement between the Company and he was approved. He abstained from voting on that agreement.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS (PROPOSAL NO. 3 ON PROXY CARD)

         Action is to be taken by the shareholders at the Annual Meeting with respect to the ratification of PricewaterhouseCoopers L.L.P. ("PWC"), independent certified public accountants, as independent accountants for the Company for the fiscal year ending December 31, 1999. PWC does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in PWC.

         The Board of Directors of the Company and its Audit Committee have approved PWC as its independent accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent accountants.

         Representatives of PWC will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

         Notwithstanding the ratification by shareholders of the appointment of PWC, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent accountants.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all filings were made on a timely basis.


                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         In order for a shareholder proposal to be included in the Board of Directors' Proxy Statement for the next annual meeting of shareholders, such proposal must be received at 26131 Marguerite Parkway, Suite A, Mission Viejo, California 92692, Attention: Corporate Secretary, no later than the close of business on March 1, 2000.


                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders containing its financial statements for the fiscal year ended December 31, 1998, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Company.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

              REPORT FILED WITH SECURITIES AND EXCHANGE COMMISSION

         ANY BENEFICIAL OWNER OF SECURITIES OF THE COMPANY WHOSE PROXY IS HEREBY SOLICITED MAY REQUEST AND RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS THERETO, BUT EXCLUDING EXHIBITS AND SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUEST SHOULD BE ADDRESSED TO: CHICAGO PIZZA & BREWERY, INC., 26131 MARGUERITE PARKWAY, SUITE A, MISSION VIEJO, CALIFORNIA 92692, ATTENTION: CORPORATE SECRETARY.

                                          By Order of the Board of Directors


                                          PAUL A. MOTENKO
                                          Co-Chief Executive Officer

Mission Viejo, California


SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

P R O X Y                                        CHICAGO PIZZA & BREWERY, INC.
                       26131 MARGUERITE PARKWAY, SUITE A
                        MISSION VIEJO, CALIFORNIA 92692

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 28, 1999

    The undersigned hereby appoints Paul Motenko, Jeremiah Hennessy and Ernest
T. Klinger as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent at the annual meeting of shareholders of Chicago Pizza & Brewery, Inc. to be held at 9:30 A.M. Pacific Time, on September 28, 1999, at the Company's "BJ's Pizza, Grill & Brewery" restaurant at 600 Brea Mall Drive, Brea, California, 92621 and at any adjournment thereof and to vote all shares of common stock which the undersigned may be entitled to vote at such meeting as follows:

    1.  / /  FOR all nominees listed below (except as marked to contrary below)

        / /  WITHHOLDING authority to vote for all the nominees listed below:

Paul A. Motenko      Barry J. Grumman
Jeremiah J.          Stanley Schneider
Hennessy             Mark James
Ernest T. Klinger    Allyn Burroughs
Alexander Puchner

INSTRUCTIONS: To withhold authority for any individual nominee, strike the nominee's name listed above.

    2. Amend the 1996 Stock Option Plan to increase the shares available to 1,200,000 and to increase the 250,000 share limit per person per year to 500,000 shares.

     / / FOR                    / / AGAINST                    / / ABSTAIN

    3. To ratify the appointment of PricewaterhouseCoopers L.L.P., as independent accountants.

     / / FOR                    / / AGAINST                    / / ABSTAIN

    4. In their discretion, the Proxies are authorized to vote upon any other business which may properly come before the annual meeting or any adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                     Dated: ______________, 1999
                                                     ___________________________
                                                     Signature of Shareholder
                                                  ______________________________

                                                   Signature(s) if held jointly

                                                   This proxy should be signed
                                                   exactly as your name appears
                                                   hereon. Joint owners should
                                                   both sign. If signed by
                                                   Executors, Administrators,
                                                   Trustees and other persons
                                                   signing in representative
                                                   capacity, they should give
                                                   full titles.

PLEASE READ, COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.